Exhibit (a)(1)(C)

ELECTION TO PARTICIPATE AND EXERCISE WARRANT PURSUANT TO
OFFER TO EXERCISE WARRANTS TO PURCHASE COMMON
STOCK OF GRAPHON CORPORATION
DATED JULY 8, 2013

To:                             GraphOn Corporation
1901 S. Bascom Avenue Suite 660
Campbell, California 95008
Attn: Corporate Secretary
Fax. No. (408) 626-9722

Pursuant to the terms and subject to the conditions of the Offer to Exercise Warrants to Purchase Common Stock of GraphOn Corporation dated July 8, as may be amended or supplemented from time to time (the “Offer to Exercise”), I hereby agree and elect to exercise some or all of my Existing Warrants (as defined in the Offer to Exercise) at the applicable exercise price of $0.26 or $0.20 as set forth in Table 1 below.  Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Exercise.

TABLE 1
NUMBER OF EXISTING WARRANTS TO BE EXERCISED

A	B
Number of Existing Warrants Being Exercised	Exercise Price Per Share
$

EXERCISE PRICE, STOCK CERTIFICATES AND NEW WARRANTS

The undersigned hereby irrevocably (except as permitted in the Offer to Exercise) elects to exercise and to purchase the number of shares of GraphOn Corporation common stock issuable upon exercise of Existing Warrants listed in Table 1 above and delivery of:

$         (in cash, which is the product of the applicable exercise price of $0.26 or $0.20 multiplied by the number of Existing Warrants being exercised hereunder as set forth in Table 1 above).

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares issuable upon this exercise are not all of the shares issuable for all of the holder’s Existing Warrants, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

The undersigned requests that New Warrants for an aggregate number of warrants equal to one half of a new warrant to purchase one share of the Company’s common stock at an exercise price of $1.00 per share for each Existing Warrant exercised by the holder in connection with the Offer to Exercise be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder
(print):

(Signature):

(By):

(Title):

Dated:

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

I understand and acknowledge that:

(1) To accept the Offer to Exercise I must comply with the “Instructions for Delivery” (attached hereto).

(2) If I elect not to participate, my Existing Warrants will remain outstanding and will expire in accordance with their terms.

(3) If I choose to execute and deliver this Election to Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to my Existing Warrants to the Company, the Company will place the aggregate exercise price funds into a separate non-interest bearing account until the Expiration Date of the Offer to Exercise.  If I have decided to exercise less than my total number of Warrants, the Company will send me a new Warrant for the amount of warrant shares I excluded from this Election to Participate and Exercise Warrant.

(4) By exercising the Existing Warrants pursuant to the procedure described in the Offer to Exercise and in the instructions to this Election to Participate and Exercise Warrant, I accept the terms and conditions of the Offer to Exercise.

(5) The Company has advised me to consult with my own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Exercise.

(6) I have accurately completed and executed the Accredited Investor Questionnaire.  In addition, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Existing Warrant holders if the Company determines that a valid securities exemption is not available for the Offer to Exercise under the Securities Act.

(7) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.  Except as stated in the Offer to Exercise, this exercise is irrevocable.

(8) Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exercise of the Existing Warrants pursuant to the Offer to Exercise.

I hereby represent and warrant that:

(1) I have the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Existing Warrants are accepted for exercise by the Company, the Existing Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Exercise Warrants will not be subject to any adverse claims.

(2) I (either alone or with my purchaser representative) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Existing Warrants, the New Warrants and the shares of common stock issuable upon the exercise of thereof.

(3) I have had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Exercise; and

(4) I have had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Exercise and I have received all the information I consider necessary or appropriate for deciding whether to accept the Offer to Exercise.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

If you execute the election above to exercise your Existing Warrants and return this signature page, your Existing Warrants will be deemed exercised in accordance with the terms and conditions of the applicable Existing Warrant.

You must complete and sign the following exactly as your name appears on your Existing Warrants.  If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if applicable)

Address:

Telephone:

Fax:

Tax ID/SSN:

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of August 5, 2013, as may be extended in the Company’s sole discretion.  The Company will not accept any alternative or contingent amendments.  By execution this Election to Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Warrants, except as provided in the Offer to Exercise.  To effect your acceptance of the Offer to Exercise you must:

(1)                                 Complete, sign and return this Election to Participate and Exercise Warrant.

(2)                                 Tender your Existing Warrants or, if you are unable to locate your Existing Warrant, complete and sign an Affidavit of Lost Warrant (attached hereto) for each Existing Warrant to be exercised.

(3)                                 Complete, sign and return the Accredited Investor Questionnaire (attached hereto).

(4)                                 Complete, sign and return the Joinder to New Registration Rights Agreement (attached hereto).

(5)                                 Pay the exercise price applicable to your Existing Warrant ($0.26 or $0.20, as applicable, multiplied by the number of shares to be exercised) by check or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Participate and Exercise Warrant, Existing Warrants (and/or Affidavit of Lost Warrant), Accredited Investor Questionnaire, Joinder to New Registration Rights Agreement along with the exercise price must be received at the address below, on or before the Expiration Date of 5:00 pm (Pacific time) on August 5, 2013, as may be extended by the Company in its sole discretion.

ADDRESS:	Graphon Corporation 1901 S. Bascom Avenue Suite 660 Campbell, California 95008 Attn: Corporate Secretary Tel. No. (800) 472-7466 Fax No. (408) 626-9722

WIRE TRANSFER INSTRUCTIONS FOR EXERCISE OF AMENDED WARRANTS:

Account Name: GraphOn Corporation
Account Number: 8242019761
Bank Name: Wells Fargo Bank
Bank Address:
420 Montgomery St
San Francisco, CA 94104
Bank Wire Routing:
Transit Number (RTN): 121000248
Bank Swift Code: WFBIUS6S (for international wires)
[NAME OF SENDER]

Delivery to an address other than as set forth above will not constitute a valid delivery.

*************

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of GraphOn Corporation, a Delaware corporation (the “Company”) was lost or stolen:

Common Stock Purchase Warrant No.                          to purchase                          shares of common stock of Company, dated                 ,                      (the “Warrant”), and registered in the name of                          (“Holder”);

2. Holder is the sole and unconditional record owner of the Warrant.

3. That neither the Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Warrant, except Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Warrant in connection with the Holder’s election to participate in the Company’s Offer to Exercise, dated July 8, 2013, as amended or supplemented and to exercise such Warrant (the “Offer”).

5. Holder hereby agrees to immediately surrender the Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

6. To induce the Company to accept this Affidavit in place of the lost Warrant in connection with Holder’s acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced.  This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of New York as such laws are applied to contracts between California residents entered into and to be performed entirely in New York.

HOLDER

(Signature)

(Printed Name)

(Title, if Holder is not a natural person)

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit GraphOn Corporation (the “Company”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”).  The undersigned represents to you that (i) the information contained herein is complete and accurate and may be relied upon by the Company, and (ii) the undersigned will notify the Company immediately of any change in any of such information.

All information furnished is for the sole use of the Company and its counsel and will be held in confidence by the Company and its counsel, except that this Questionnaire may be furnished to such parties as the Company deems desirable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐                                    The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.  For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

☐                                    The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year.  For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”.  For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question.  For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐                                    The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

The undersigned individual is not an “Accredited Investor” because none of the above apply.

B. For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐	(i)

a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐	(ii)	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐	(iii)	an insurance company as defined in Section 2(a)(13) of the Act;

☐	(iv)

an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐	(v)	a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐	(vi)

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐	(vii)

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors.

☐	(viii)	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

☐	(ix)

an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	(x)

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐	(xi)	an entity in which all of the equity investors are persons or entities described above.

☐

The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below.)

The undersigned entity is not an “Accredited Investor” because none of the above apply.

The foregoing representations are true and accurate as of the date hereof.

Date: , 2013
Name of Investor

Signature

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature is required

Signature

Title (if applicable)

JOINDER

Reference is hereby made to the Registration Rights Agreement, dated as of June 17, 2013 (the “Agreement”), among GraphOn Corporation and the Purchasers party thereto.

The undersigned hereby agrees to be bound by the Agreement as if it were originally a party thereto.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed on its behalf by its duly authorized representative.

Date: , 2013
Name of Investor

Signature

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature is required

Signature

Title (if applicable)

Address:

Telephone:

Fax: